                                                                    EXHIBIT 99.1

                              MANAGEMENT ASSERTION


March 26, 2003


As of and for the year ended December 31, 2002, DaimlerChrysler Services North America LLC has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations pursuant to the Sale and Servicing Agreements, as applicable, included in Exhibit 1.

Due to the nature of the trusts referenced in Exhibit 1, minimum servicing standards I.2, I.4, III.2, III.3, III.4, III.6, V.2, V.3, V.4 and VII.1 are not applicable and, accordingly, DaimlerChrysler Services North America LLC has not made an attempt to comply with those standards.


DaimlerChrysler Services North America LLC, as Servicer


   /s/ Norbert Meder
-----------------------------------------------------
Norbert Meder
Vice President and Controller


   /s/ Jim Clough
-----------------------------------------------------
Jim Clough
Senior Manager - Structured Finance and Securitization


   /s/ John S. Bodner
-----------------------------------------------------
John S. Bodner
Assistant Controller - Financial Reporting & Policy

                          ANNUAL SERVICER'S CERTIFICATE
                        FOR YEAR ENDED DECEMBER 31, 2002
                   __________________________________________

                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                   __________________________________________

                           DAIMLERCHRYSLER AUTO TRUSTS
                   __________________________________________

The undersigned, duly authorized representatives of DaimlerChrysler Services North America LLC ("DCS"), as Servicer, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 (the "Agreements"), by and among DCS, as Seller and Servicer, and the Issuers listed in Exhibit 1, does hereby certify that:

         1.   DCS is, as of the date hereof, the Servicer under the Agreements.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreements to execute and deliver this Certificate to the Issuer, the Owner Trustee and to the Trustee.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 2002 and of their performance under the Agreements was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreements and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreements during the year ended December 31, 2002.

Capitalized terms used but not defined herein are used as defined in the applicable Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2003.


/s/ N. J. Meder                              /s/ J. S. Bodner
--------------------                         -----------------------------
N. J. Meder                                  J. S. Bodner
Vice President and                           Assistant Controller
Controller                                   Financial Reporting & Policy




                             SALE AND SERVICING
ISSUER                       AGREEMENT DATED            INDENTURE TRUSTEE             OWNER TRUSTEE
---------------------------- -------------------------- ----------------------------- -----------------------------------------
PREMIER 1999-1               March 1, 1999              Bank One                      Chase Manhattan Bank Delaware
PREMIER 1999-2               May 1, 1999                Bank One                      Chase Manhattan Bank Delaware
PREMIER 1999-3               June 1, 1999               Bank One                      Chase Manhattan Bank Delaware
DCAT 2000-A                  February 1, 2000           Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-B                  May 1, 2000                Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-C                  September 1, 2000          Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2000-D                  October 1, 2000            Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2000-E                  December 1, 2000           Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2001-A                  March 1, 2001              Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2001-B                  June 1, 2001               Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2001-C                  September 1, 2001          Citibank, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2001-D                  November 1, 2001           Citibank, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2002-A                  April 1, 2002              Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2002-B                  July 1, 2002               Bank One, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association
DCAT 2002-C                  October 1, 2002            Citibank, N.A.                Chase Manhattan Bank USA, National
                                                                                      Association



                         INDEPENDENT ACCOUNTANTS' REPORT



The Manager and Member
DaimlerChrysler Services North America LLC:

We have examined management's assertion about DaimlerChrysler Services North America LLC's (the "Company") compliance with certain of the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers as of and for the year ended December 31, 2002, pursuant to the Sale and Servicing Agreements listed in
Exhibit 1 of the Management Assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that DaimlerChrysler Services North America LLC has complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 2002 is fairly stated, in all material respects.



/s/  KPMG LLP

Detroit, Michigan
March 28, 2003